                                                                    Exhibit 23.2

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in Amendment No. 1 to Registration Statement

No. 333-74349 of Bergen Brunswig Corporation on Form S-3 of our report dated October 30, 1998 (except for Note 12 as to which the date is November 25, 1998), appearing in the Annual Report on Form 10-K of Bergen Brunswig Corporation for the fiscal year ended September 30, 1998, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California
May 14, 1999